                                                                   Exhibit 99.1

                            Capital Properties, Inc.
                                 100 Dexter Road
                       East Providence, Rhode Island 02914
                            Telephone: (401) 435-7171
                               Fax: (401) 435-7179

                                  PRESS RELEASE
                                  -------------

                                   May 9, 2005

                       Capital Properties, Inc. Announces
                       -----------------------------------
              Intercontinental Real Estate Investment Fund IV, LLC
              ----------------------------------------------------
                                 Groundbreaking
                                 --------------

East Providence,  Rhode Island:  Capital Properties,  Inc. (Amex: CPI) announced that Intercontinental  Real Estate Investment Fund IV, LLC  ("Intercontinental")
broke  ground  today  for  the  construction  of a 480 car  underground  parking structure,  retail pavilion and 2 residential towers, one of which is 19 stories and the other 17  stories,  on the  southerly  half of  Parcel 2 in the  Capital
Center Area of Providence, Rhode Island.  Intercontinental plans, when justified by market  conditions,  to  construct  an office  building  and/or  hotel on the northerly portion of Parcel 2.

This marks the second major development on our property in the Capital Center in the last 6 months.

Certain   written   statements   made  in  this  press   release   may   contain
"forward-looking  statements,"  which  represent the Company's  expectations  or beliefs  concerning  future  events.  Certain  risks,  uncertainties  and  other important  factors  are  detailed  in  reports  filed  by the  Company  with the
Securities and Exchange Commission,  including Forms 8-K, 10-KSB and 10-QSB. The
Company  cautions  that these  statements  are further  qualified  by  important factors that could cause actual results to differ  materially  from those in the forward-looking statements.

Contact:
Barbara J. Dreyer, Treasurer
(401) 435-7171

                                                                    Exhibit 99.2

                            Capital Properties, Inc.
                                 100 Dexter Road
                       East Providence, Rhode Island 02914
                            Telephone: (401) 435-7171
                               Fax: (401) 435-7179

                                                    May 9, 2005

To the Shareholders of Capital Properties, Inc.:

Today,  May 9,  2005,  Intercontinental  Real  Estate  Investment  Fund  IV LLC,
("Intercontinental"), a Massachusetts limited liability company and affiliate of
Intercontinental  Developers,  Inc. of Boston,  Massachusetts conducted a formal ground-breaking  ceremony  for the  commencement  of  construction  of a 480 car underground parking structure, retail pavilion and two (2) residential towers on the southerly half of Parcel 2 in the Capital  Center Area of Providence,  Rhode
Island.   Intercontinental  plans,  when  justified  by  market  conditions,  to construct an office building and/or hotel on the northerly portion of Parcel 2.

Enclosed is an  architect's  rendition of the project  which depicts the two (2)
residential towers, one of which is 19 stories and the other 17 stories, and the retail pavilion that all sit on the underground parking structure.

This marks the second major development on our property in the Capital Center in the last 6 months.

As always, thank you for your continued support.

                                        Sincerely,

                                         /s/ Ronald P. Chrzanowski
                                        -------------------------
                                             Ronald P. Chrzanowski
                                             President